UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.__)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
VOR BIOPHARMA INC.
(Name of Registrant as Specified in its Charter)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Preliminary Proxy Statement- Subject to Completion

VOR BIOPHARMA INC.

100 Cambridgepark Drive, Suite 101

Cambridge, Massachusetts 02140

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 22, 2025

Dear Stockholder:

You are cordially invited to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Vor Biopharma Inc., a Delaware corporation (“Vor Bio” or the “Company”). The Annual Meeting will be held solely virtually, via live webcast at www.virtualshareholdermeeting.com/VOR2025 originating from Cambridge, Massachusetts, on Thursday, May 22, 2025 at 12:00 p.m. Eastern Time. You will not be able to attend the Annual Meeting in person. The logistics of the virtual meeting are discussed more fully in the attached Proxy Statement. The Annual Meeting will be held for the following purposes:

1.

To elect each of the two Class I director nominees set forth in the Proxy Statement to our board of directors, each to serve a three-year term expiring at the 2028 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal.

2.

To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended to date, to increase the number of authorized shares of common stock from 400,000,000 to 800,000,000.

3.	To ratify the selection by the audit committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

4.	To conduct any other business properly brought before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

Instead of mailing a paper copy of our proxy materials to all of our stockholders, we are providing access to our proxy materials over the internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2024 (the “2024 Annual Report”). We intend to mail the Notice on or about April 8, 2025 to all stockholders of record on our books at the close of business on March 24, 2025, the record date for the Annual Meeting, and it contains instructions on how to access our proxy materials over the internet. The Notice also contains instructions on how each of our stockholders can receive a paper copy of our proxy materials, including this Proxy Statement, our 2024 Annual Report, and a form of proxy card or voting instruction card. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail, or electronically by email, on an ongoing basis.

Whether or not you plan to attend the Annual Meeting online, we encourage you to read this Proxy Statement and submit your proxy or voting instructions as soon as possible by using the internet as described in

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the instructions included on your Notice, by calling the toll-free telephone number included on your Notice, or, if you received a paper copy of the proxy materials, by completing, signing, dating and returning your proxy card or voting instruction form. Further information about how to attend the Annual Meeting online, vote your shares and submit questions for consideration at the meeting is included in the accompanying Proxy Statement. If your shares are held in “street name,” that is, held for your account by a bank, broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

Thank you for your ongoing support and continued interest in Vor Bio.

By Order of the Board of Directors,

Robert Ang
President and Chief Executive Officer

Cambridge, Massachusetts
, 2025

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 22, 2025: This Proxy Statement and our 2024 Annual Report are available at www.proxyvote.com.

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Page

General Information About the Annual Meeting and Voting	1
Proposal No. 1 – Election of Two Class I Directors	8
Class I Nominees for Election for a Three-Year Term Expiring at the 2028 Annual Meeting	8
Class II Directors Continuing in Office Until the 2026 Annual Meeting	9
Class III Directors Continuing in Office Until the 2027 Annual Meeting	10
Corporate Governance	11
Proposal No. 2 – Approval of Amendment to the Company’s Amended and Restated Certificate of Incorporation to Increase Authorized Shares of Common Stock	20
Proposal No. 3 – Ratification of Selection of Independent Registered Public Accounting Firm	23
Independent Registered Public Accountants’ Fees	23
Pre-Approval Policies and Procedures	23
Delinquent Section 16(a) Reports	25
Executive Officers	26
Security Ownership of Certain Beneficial Owners and Management	27
Executive Compensation	30
Director Compensation	38
Equity Compensation Plans at December 31, 2024	40
Certain Relationships and Related Party Transactions	41
Householding of Proxy Materials	43
Other Matters	44
Appendix 1: Certificate of Amendment to Amended and Restated Certificate of Incorporation	A-1

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VOR BIOPHARMA INC.

100 Cambridgepark Drive, Suite 101

Cambridge, Massachusetts 02140

PROXY STATEMENT

FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 22, 2025

This proxy statement (the “Proxy Statement”) contains information about our 2025 Annual Meeting of Stockholders of Vor Biopharma Inc. (the “Annual Meeting”). The Annual Meeting will be held on Thursday, May 22, 2025, beginning at 12:00 p.m. Eastern Time. The Annual Meeting will be a virtual meeting held via the internet at a virtual web conference at www.virtualshareholdermeeting.com/VOR2025. There will not be a physical meeting location, and stockholders will not be able to attend the Annual Meeting in person. The logistics of the virtual meeting are discussed more fully in this Proxy Statement. This means that you can attend the Annual Meeting online, vote your shares during the online meeting and submit questions during the online meeting by visiting the above-mentioned Internet site.

Except where the context otherwise requires, references to “Vor Bio,” “Vor,” “we,” “us,” “our” and similar terms refer to Vor Biopharma Inc. and its consolidated subsidiary. References to our website are inactive textual references only and the contents of our website are not incorporated by reference into this Proxy Statement.

This Proxy Statement and the enclosed proxy card are being furnished in connection with the solicitation of proxies by our board of directors (the “Board”) for use at the Annual Meeting and at any adjournment of that meeting. All proxies will be voted in accordance with the instructions they contain. If you do not specify your voting instructions on your proxy, it will be voted in accordance with the recommendations of the Board. We are making this Proxy Statement, the related proxy card and our 2024 Annual Report available to stockholders for the first time on or about April 8, 2025.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet instead of a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We are mailing the Notice on or about April 8, 2025 to all stockholders who are entitled to vote at the Annual Meeting. The proxy materials will be made available to stockholders on the internet on the same date.

Will I receive any other proxy materials by mail?

No, you will not receive any other proxy materials by mail unless you request a paper copy of proxy materials. To request that a full set of the proxy materials be sent to your specified postal address, please go to www.proxyvote.com or call 1-800-579-1639. Please have your proxy card in hand when you access the website or call and follow the instructions provided.

When is the record date for the Annual Meeting?

The Board has fixed the record date for the Annual Meeting as of the close of business on March 24, 2025 (the “Record Date”). Our virtual meeting will be governed by our Rules of Conduct, which will be posted at www.virtualshareholdermeeting.com/VOR2025 in advance of the meeting.

Why is Vor Bio conducting a virtual Annual Meeting?

We believe that hosting a virtual meeting is in the best interest of our stockholders and enables increased stockholder attendance. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting, including the ability to submit questions in advance and to vote.

How do I attend, participate in, and ask questions during the Annual Meeting?

We will be hosting the Annual Meeting via live webcast only. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/VOR2025. The meeting will start at 12:00 p.m. Eastern Time on Thursday, May 22, 2025. Stockholders attending the Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.

In order to enter the Annual Meeting, you will need the control number, which is included in the Notice or on your proxy card if you are a stockholder of record of shares of our common stock, $0.0001 par value per share (“Common Stock”), or included with your voting instruction card and voting instructions received from your broker, bank or other agent if you hold your shares of Common Stock in “street name.” Instructions on how to attend and participate are also available at www.virtualshareholdermeeting.com/VOR2025. We recommend that you log in a few minutes before 12:00 p.m. Eastern Time to ensure you are logged in when the Annual Meeting starts. The webcast will open 15 minutes before the start of the Annual Meeting.

If you would like to submit a question during the Annual Meeting, you may log into, and ask a question on, the virtual meeting platform at www.virtualshareholdermeeting.com/VOR2025 using your control number, type your question into the “Ask a Question” field, and click “Submit.”

To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, you will also find posted our Rules of Conduct for the Annual Meeting when you log in prior to its start. Our Annual Meeting will be governed by our Rules of Conduct, which will be posted in advance of the meeting at www.virtualshareholdermeeting.com/VOR2025. These Rules of Conduct will address the ability of stockholders to ask questions during the meeting, including rules on permissible topics, and rules for how questions and comments will be recognized and disclosed to meeting participants.

What if I have technical difficulties or trouble accessing the Annual Meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting. If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/VOR2025. Technical support will be available starting at 11:45 a.m. Eastern Time on May 22, 2025.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date will be entitled to vote online at the Annual Meeting. On the Record Date, there were 124,851,547 shares of Common Stock outstanding and entitled to vote. Holders of our shares of Common Stock as of the Record Date are entitled to one vote for each share held on all matters to be voted on by stockholders at the Annual Meeting.

In addition, a list of stockholders of record will be available at least ten days prior to the Annual Meeting and during the Annual Meeting for inspection by stockholders of record for any legally valid purpose related to the Annual Meeting at www.virtualshareholdermeeting.com/VOR2025.

Stockholder of Record: Shares Registered in Your Name

If, on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote online during the Annual Meeting or by proxy in advance. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by proxy in advance of the Annual Meeting through the internet, by telephone or by completing and returning a printed proxy card that you may request or that we may elect to deliver at a later time to ensure your vote is counted. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If, on the Record Date, your shares were held, not in your name, but rather in an account at a broker, bank or other agent, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. You should follow the instructions in the Notice or the voting instructions provided by your broker, bank or other agent in order to instruct your broker, bank or other agent on how to vote your shares.

What am I voting on?

There are three matters scheduled for a vote:

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Proposal No. 1 - To elect each of the two Class I director nominees to the Board, each to serve a three-year term expiring at the 2028 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal;

•

Proposal No. 2 - To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended to date, to increase the number of authorized shares of common stock from 400,000,000 to 800,000,000; and

•	Proposal No. 3 - To ratify the selection by the audit committee of the Board of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with his or her best judgment.

How do I vote?

You may either vote “For” the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For the proposal to approve the amendment of the Company’s Amended and Restated Certificate of Incorporation, you may vote “For” or “Against” or abstain. For the proposal to ratify the selection of Ernst & Young LLP, you may vote “For” or “Against” or abstain. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote (1) online during the Annual Meeting or (2) in advance of the Annual Meeting by proxy through the internet, by telephone or by using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote online even if you have already voted by proxy.

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To vote online during the Annual Meeting, follow the provided instructions to join the Annual Meeting at www.virtualshareholdermeeting.com/VOR2025, starting at 12:00 p.m. Eastern Time on Thursday, May 22, 2025. The webcast will open 15 minutes before the start of the Annual Meeting.

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To vote in advance of the Annual Meeting through the internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control number from the Notice or the printed proxy card. Your internet vote must be received by 11:59 p.m., Eastern Time on Wednesday, May 21, 2025 to be counted.

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To vote in advance of the Annual Meeting by telephone, dial 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the Notice or the printed proxy card. Your telephone vote must be received by 11:59 p.m., Eastern Time on Wednesday, May 21, 2025 to be counted.

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To vote in advance of the Annual Meeting using a printed proxy card that you may request or may be delivered to you, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the instructions received from your broker, bank or other agent to ensure that your vote is counted. To vote online at the Annual Meeting, you should follow the instructions in the Notice or the voting instructions provided by your broker, bank or other agent in order to instruct your broker, bank or other agent on how to vote your shares.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of Common Stock you own as of the Record Date.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, through the internet, by telephone or online at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker, bank or other agent will still be able to vote your shares depends on whether the particular proposal is deemed to be a “routine” matter. Brokers, banks and other agents can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under applicable rules and interpretations, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. We have been advised by NYSE that Proposal No. 1 is “non-routine” and Proposal No. 2 and Proposal No. 3 are “routine” under NYSE Rule 452. Accordingly, your broker, bank or other agent may not vote your shares on Proposal No. 1 without your instructions, but may vote your shares on Proposal No. 2 and Proposal No. 3 even in the absence of your instruction. We encourage you to provide voting instructions to your broker, bank or other agent. This ensures that your shares will be voted at the Annual Meeting according to your instructions. You should receive directions from your broker, bank or other agent about how to submit your proxy to them at the time you receive this proxy statement.

If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of the nominees for director, “For” approval of the amendment of the Company’s Amended and Restated Certificate of Incorporation and “For” the ratification of selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokers, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of the Notices you receive to ensure that all of your shares are voted.

Can I revoke my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy at any time before the final vote at the Annual Meeting in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.

•	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at Vor Biopharma Inc., 100 Cambridgepark Drive, Suite 101, Cambridge, Massachusetts 02140.

•	You may attend the Annual Meeting and vote online. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, (a) for Proposal No. 1 to elect directors, votes “For,” “Withhold” and broker non-votes, (b) for Proposal No. 2, votes “For,” and “Against,” as well as abstentions and (c) for Proposal No. 3, votes “For” and “Against,” as well as abstentions.

Abstentions will be counted towards the vote total for Proposal No. 2 and Proposal No. 3 and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards Proposal No. 1. We do not expect broker non-votes to exist in connection with Proposal No. 2 or Proposal No. 3.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give voting instructions to his or her broker, bank or other agent holding his or her shares as to how to vote on matters deemed to be “non-routine,” the broker, bank or other such agent cannot vote the shares. These unvoted shares are counted as “broker non-votes.” Since Proposal No. 1 is considered to be “non-routine,” we expect broker non-votes to exist in connection with Proposal No. 1. Proposal No. 2 and Proposal No. 3 are considered to be “routine,” and therefore we do not expect broker non-votes to exist in connection with Proposal No. 2 or Proposal No. 3.

As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

How many votes are needed to approve each proposal?

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Proposal No. 1 - For the election of Class I directors, the two nominees receiving the most “For” votes from the holders of shares present by virtual attendance or represented by proxy and entitled to vote on the election of directors will be elected, which is referred to as a plurality. Accordingly, only votes “For” will affect the outcome.

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Proposal No. 2 - To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock, the proposal must receive “For” votes from the holders of a majority of shares present by virtual attendance or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote.

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Proposal No. 3 - To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025, the proposal must receive “For” votes from the holders of a majority of shares present by virtual attendance or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares of stock entitled to vote are present at the meeting online or represented by proxy. On the Record Date, there were 124,851,547 shares outstanding and entitled to vote. Thus, the holders of 62,425,774 shares must be present at the Annual Meeting by virtual attendance or represented by proxy at the meeting to have a quorum. The inspector(s) of election appointed for the Annual Meeting will determine whether or not a quorum is present.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote online at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairman of the meeting or the holders of a majority of shares present at the meeting by virtual attendance or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be disclosed in a current report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to disclose preliminary results and, within four business days after the final results are known to us, file an amended Form 8-K to disclose the final voting results.

When are stockholder proposals and director nominations due for next year’s Annual Meeting?

Requirements for stockholder proposals to be brought before an annual meeting.

Our amended and restated bylaws (“Bylaws”) provide that, for stockholder director nominations or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to our Corporate Secretary at Vor Biopharma Inc., 100 Cambridgepark Drive, Suite 101, Cambridge, Massachusetts 02140. To be timely for the 2026 Annual Meeting of Stockholders, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices between January 22, 2026 and February 21, 2026; provided that if the date of that annual meeting of stockholders is earlier than April 22, 2026, or later than June 21, 2026, you must give the required notice not earlier than the close of business on the 120th day prior to the meeting date and not later than the close of business on the 90th day prior to the meeting date or the 10th day following the day on which public announcement of that meeting date is first made. A stockholder’s notice to the Corporate Secretary must also set forth the information required by our Bylaws.

Requirements for stockholder proposals to be considered for inclusion in our proxy materials.

Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and intended to be presented at the 2026 Annual Meeting of Stockholders must be received by us not later than December 9, 2025 in order to be considered for inclusion in our proxy materials for that meeting.

For more information, and for more detailed requirements, please refer to our Bylaws, filed as Exhibit 3.2 to our Current Report on Form 8-K (File No. 001-39979), filed with the Securities and Exchange Commission on February 9, 2021.

In addition to satisfying the requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by, and otherwise comply with, Rule 14a-19 under the Exchange Act between January 22, 2026 and February 21, 2026.

PROPOSAL NO. 1 – ELECTION OF TWO CLASS I DIRECTORS

Our business and affairs are managed under the direction of the Board. The Board presently has eight members, seven of whom have been determined by our Board to be “independent” under the rules of the SEC and The Nasdaq Stock Market LLC (“Nasdaq”).

Vacancies on the Board may be filled only by the affirmative vote of a majority of the remaining directors. Our Board is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term.

There are two Class I directors whose terms expire in 2025. They are Matthew Patterson and Daniella Beckman. The Board has nominated Mr. Patterson and Ms. Beckman for election as Class I directors to serve until our 2028 annual meeting of stockholders or until their successors have been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. Each of the nominees is currently a director of the Company who was previously elected by the stockholders. Although we do not have a formal policy regarding attendance by members of our Board at our annual meeting of stockholders, we encourage all of our directors to attend the Annual Meeting. Four of the directors attended the 2024 Annual Meeting of Stockholders.

Directors are elected by a plurality of the votes of the holders of shares of Common Stock present by virtual attendance or represented by proxy and entitled to vote on the election of directors. Accordingly, the two nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of each of the nominees named below. If a nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by us. Each person nominated for election has consented to being named as a nominee in this proxy statement and has agreed to serve if elected. We have no reason to believe that any nominee will be unable to serve.

The following is a brief biography of (i) the nominees for election at the Annual Meeting and (ii) the other members of our Board whose terms will continue after the Annual Meeting, including their respective ages, as of the Record Date. Each biography includes information regarding the specific experience, qualifications, attributes or skills that led the Board to determine that the applicable nominee or other current director should serve as a member of the Board. There are no family relationships between or among any of our directors or executive officers.

Class I Nominees for Election for a Three-Year Term Expiring at the 2028 Annual Meeting

Matthew Patterson, age 53, has served as a member of our Board since October 2020 and as chairman since June 2021. Mr. Patterson is the co-founder of Audentes Therapeutics, Inc. and he served as Chief Executive Officer of Audentes from 2012 until its acquisition by Astellas Pharma, Inc. in January 2020. He also has served on the board of directors of Homology Medicines, Inc., a public gene therapy company since January 2018. Mr. Patterson has served as the executive chairman of the board of directors of Remix Therapeutics, Inc., a private biotechnology company, since March 2021, and as the as the chief executive officer and executive chairman of the board of directors of Iris Medicine, Inc., a private biotechnology company, since July 2022. Mr. Patterson served on the board of directors of 5:01 Acquisition Corp, a public special purpose acquisition company, from October 2020 to October 2022. Mr. Patterson was a member of the board of directors of the Alliance for Regenerative Medicine, an international advocacy organization representing the gene and cell therapy and broader regenerative medicine sector, from 2015 until December 2021, including as a chair in 2019 and 2020. Mr. Patterson received a B.A. in Biochemistry from Bowdoin College. We believe that Mr. Patterson is qualified to serve on our Board due to his expertise in the fields of business, biotechnology and drug development.

Daniella Beckman, age 46, has served as a member of our Board since July 2020. Since September 2019, she has served as the Chief Financial Officer of Tango Therapeutics, Inc., a public targeted oncology biotechnology company. From November 2015 to September 2019, she provided consulting services and served as the Interim Chief Financial Officer for several early-stage biotechnology companies. Ms. Beckman has served on the board of directors of Blueprint Medicines Corp, a public, global precision therapy company, since December 2021. Ms. Beckman was on the board of directors and was a member of the audit committee of Translate Bio, Inc., a clinical-stage mRNA therapeutics company, from October 2017 until it was acquired by Sanofi in September 2021, and on the board of directors of 5:01 Acquisition Corp, a public special purpose acquisition company, from October 2020 to October 2022. Ms. Beckman received a B.S. in business administration-accounting from Boston University. We believe that Ms. Beckman is qualified to serve on our Board due to her financial expertise and her experience in public accounting in the life sciences industry.

We understand that certain proxy advisory firms may deem Ms. Beckman as overboarded due to her role as CFO of Tango Therapeutics and the number of public company boards on which she serves; however, our board does not believe that Ms. Beckman’s outside board service limits her ability to devote sufficient time and attention to her duties as member of our board, and notes Ms. Beckman’s record of 92% attendance at board and committee meetings since 2022, significant contributions to and participations in board and committee meetings, and unique skillset, experience and perspective.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

VOTING “FOR” THE ELECTION OF EACH OF MR. PATTERSON AND MS. BECKMAN AS CLASS I DIRECTORS, FOR A THREE-YEAR TERM ENDING AT THE ANNUAL MEETING OF

STOCKHOLDERS TO BE HELD IN 2028

Class II Directors Continuing in Office Until the 2026 Annual Meeting

David C. Lubner, age 61, has served as a member of our Board since July 2020. From January 2016 to June 2020, Mr. Lubner served as the Executive Vice President and Chief Financial Officer of Ra Pharmaceuticals, Inc., a biotechnology company acquired by UCB S.A. in April 2020. Mr. Lubner has served on the boards of directors of Dyne Therapeutics, Inc., a public biotechnology company, since March 2020, Arcellx Inc., a public biotechnology company, since August 2020, Point Biopharma, Inc., a public late-stage clinical precision oncology company, since June 2021 and several private companies. Mr. Lubner previously served on the boards of directors of Gemini Therapeutics, Inc., a public precision medicine company, from April 2020 to December 2022, Nightstar Therapeutics plc, a gene therapy company, from July 2017 until it was acquired by Biogen Inc. in June 2019 and Therapeutics Acquisition Corp., a special purpose acquisition company, from May 2020 until June 2021 when it merged with Point Biopharma. Mr. Lubner received a B.S. in business administration from Northeastern University and an M.S. in taxation from Bentley University. Mr. Lubner is also a former certified public accountant in Massachusetts. We believe Mr. Lubner is qualified to serve on our Board due to his financial and accounting experience and his service as a director and executive officer of other biotechnology companies.

Fouad Namouni, M.D., age 56, has served as a member of our Board since April 2024. Dr. Namouni has served as President, Research and Development of Blueprint Medicines Corporation, a global biopharmaceutical company, since September 2020. Prior to Blueprint, Dr. Namouni served in various leadership roles at Bristol Myers Squibb Company since 1999, most recently as Senior Vice President and Head of Oncology Development from August 2016 to April 2020 with the responsibility for driving product development plans across a portfolio of drug candidates. Previously, Dr. Namouni served as Head of Global Medical Affairs at BMS from September 2015 to September 2017 and Head of Development at BMS for OPDIVO® (nivolumab) and YERVOY® (ipilimumab) from January 2011 to September 2015. Dr. Namouni previously served as a member of the board of directors of Aprea Therapeutics Inc. from June 2020 to May 2022. Dr. Namouni has more than 20 years of oncology and cancer immunotherapy drug development expertise, as well as clinical experience as a pediatric oncologist. He holds an M.D. from the University of Annaba Medical School in Algeria and a Pediatrics degree from Université Rene Descartes in Paris, France. Additionally, Dr. Namouni received a Pediatric Oncology and

Hematology degree and an M.S. in clinical and experimental pharmacology from Université Paris-Sud in France. We believe that Dr. Namouni is qualified to serve on the Board due to his experience in oncology and cancer immunotherapy drug development and his service in leadership roles and as a director of other biotechnology companies.

Joshua Resnick, M.D., age 50, has served as a member of our Board since February 2019. Dr. Resnick is a Partner at RA Capital Management, a life sciences investment advisor, which he joined as a Managing Director in October 2018. Dr. Resnick previously served as a Partner at SV Health Investors from January 2016 to September 2018 and as President and Managing Partner at MRL Ventures Fund, an early-stage therapeutics-focused corporate venture fund that he built and managed within Merck & Co., from 2014 to January 2016. Dr. Resnick also has served on the boards of directors of Aerovate Therapeutics, Inc., a public clinical stage biopharmaceutical company, since October 2018, and PepGen Inc., a public clinical stage biopharmaceutical company, since November 2020. Dr. Resnick is on staff in the Department of Emergency Medicine at Massachusetts General Hospital. Dr. Resnick has previously served on the boards of directors of Kalvista Pharmaceuticals, Inc. and Avrobio, Inc. from November 2016 to September 2018 and July 2016 to September 2018, respectively. Dr. Resnick received a B.A. in chemistry from Williams College, an M.D. from the University of Pennsylvania School of Medicine and an M.B.A. from The Wharton School of Business. We believe that Dr. Resnick is qualified to serve on our Board due to his experience as a biopharmaceutical and biotechnology public and private company investor.

Class III Directors Continuing in Office Until the 2027 Annual Meeting

Robert Ang, M.B.B.S., M.B.A., age 50, has served as our Chief Executive Officer, President and a member of our Board since August 2019. Prior to that, Dr. Ang served as Chief Business Officer at Neon Therapeutics Inc., a biopharmaceutical company, from October 2015 until August 2019, and as Senior Vice President, Business Development at Bavarian Nordic A/S, an immuno-oncology and infectious disease vaccine company, from 2013 to 2015. Dr. Ang has served on the boards of directors of Enara Bio Limited, a private biotechnology company, since September 2021 and the Alliance for Regenerative Medicine, an international advocacy organization representing the gene and cell therapy and broader regenerative medicine sector, since January 2022. Dr. Ang received an M.B.B.S. medical degree from the University of Western Australia and an M.B.A. from Columbia University. We believe that Dr. Ang is qualified to serve on our Board due to his service as our President and Chief Executive Officer and his experience in the field of medicine and biotechnology.

Erez Kalir, age 52, has served as a member of our Board since January 2025. Mr. Kalir has served as cofounder and chief operating officer of Manas AI, a company harnessing artificial intelligence tools to identify novel treatments for cancer, since January 2024, as founder and chief executive officer of Martial Eagle Fund, an investment fund, since May 2019, and as venture partner with FJ Labs, an investment fund, since November 2021. Mr. Kalir received an A.B. in English and biology from Stanford University, an MSc. in Biology from the University of Oxford and a J.D. from Yale Law School. We believe that Mr. Kalir is qualified to serve on the Board due to his experience as an investor, entrepreneur, thought leader and board member of private companies in the life sciences and technology sectors and his expertise in biology, finance and law.

Sven (Bill) Ante Lundberg, M.D., age 60, has served as a member of our Board since March 2019. Since December 2019, he has served as President, Chief Executive Officer and Principal Financial Officer, and Executive Director of Merus N.V., a clinical-stage immune-oncology company. From 2015 to February 2018, Dr. Lundberg was Chief Scientific Officer of CRISPR Therapeutics AG. Dr. Lundberg received an M.D. from Stanford University, an M.B.A. from the University of Massachusetts and a B.S. in Biology from the Massachusetts Institute of Technology. He completed post-doctoral training at the Whitehead Institute/MIT and clinical training in Medicine and Medical Oncology from Harvard and the Dana-Farber Cancer Institute. We believe that Dr. Lundberg is qualified to serve on our Board due to his experience in the field of medicine and clinical drug development as well as his leadership and business experience.

CORPORATE GOVERNANCE

General

We believe that good corporate governance is important to ensure that Vor Bio is managed for the long-term benefit of our stockholders. This section describes key corporate governance practices that we have adopted.

We have also adopted a code of business conduct and ethics (the “Code of Conduct”), which applies to all of our officers, directors and employees. This includes our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. We have also adopted corporate governance guidelines and charters for our Board’s audit committee (the “Audit Committee”), compensation committee (the “Compensation Committee”) and nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”). We have posted copies of our Code of Conduct and corporate governance guidelines, as well as each of our committee charters, on the Corporate Governance page of the Investors section of our website, www.vorbio.com, which you can access free of charge. Information contained on the website is not incorporated by reference in, or considered part of, this Proxy Statement. We intend to disclose on our website any amendments to, or waivers from, our Code of Conduct that are required to be disclosed by law or applicable Nasdaq rules (the “Nasdaq Listing Rules”).

Board Diversity

While we do not have a formal diversity policy in place, our Nominating and Corporate Governance Committee considers the diversity of the Board overall with respect to age, disability, gender identity or expression, ethnicity, military veteran status, national origin, race, religion, sexual orientation and other backgrounds and experiences. Our Board monitors the mix of skills and experience of its directors to help ensure it has the necessary tools to perform its oversight function effectively.

Director Independence

The Nasdaq Listing Rules require a majority of a listed company’s board of directors to be comprised of independent directors, as affirmatively determined by the board of directors. In addition, the Nasdaq Listing Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act. The Nasdaq independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees, and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our Board has determined that all of our directors other than Robert Ang, by virtue of his employment with us, are “independent directors” as defined under applicable Nasdaq rules. In making such determination, our Board considered the current and prior relationships that each such director has with our company and all other facts and circumstances that our Board deemed relevant in determining his or her independence, including the beneficial ownership of our capital stock by each director and the transactions described below.

Board Leadership Structure

The Board has an independent chairperson, Mr. Patterson, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the chairperson has substantial ability to shape the work of the Board. We believe that separation of the positions of the chairperson and the chief executive officer reinforces the independence of the Board in its oversight of the business and affairs of our Company. In addition, we believe that having an independent chairperson creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of our company and our stockholders. As a result, we believe that having an independent chairperson can enhance the effectiveness of the Board as a whole.

Role of the Board in Risk Oversight

One of the key functions of our Board is informed oversight of our risk management process. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure. The Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee will also monitor compliance with legal and regulatory requirements. Audit Committee responsibilities also include oversight of data privacy, technology and information security, including cybersecurity and back-up of information systems, and risk management. For more information about how our Audit Committee oversees cybersecurity risk, please see “Item 1C—Cybersecurity” of our Annual Report. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. In addition, the entire Board receives reports from time to time regarding various enterprise risks facing the Company, and the applicable Board committees receive related reports with respect to the committees’ respective areas of oversight.

Corporate Governance Guidelines

Our Board has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of our Company and our stockholders. The guidelines provide that:

•

our Board’s responsibilities are to review, approve, and monitor fundamental financial and business strategies, assess our major risks, and consider ways to address those risks, select and oversee management, and establish and oversee processes to maintain our integrity;

•	except as required by Nasdaq Listing Rules, a majority of the members of our Board must be independent directors;

•	the independent directors meet in executive session at least twice a year;

•	directors have access to management and, as necessary, independent advisors; and

•	the Nominating and Corporate Governance Committee will oversee periodic self-evaluations of the Board to determine whether it and its committees are functioning effectively.

A copy of the corporate governance guidelines is posted under the heading “Corporate Governance” on the Investors section of our website, which is located at www.vorbio.com.

Meetings of The Board and Its Committees

During the year ended December 31, 2024, the Board met 5 times, the Audit Committee met 4 times, the Compensation Committee met 2 times and the Nominating and Corporate Governance Committee did not meet.

Each director other than Dr. Namouni attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served. Dr. Namouni attended 2 of the 3 Board meetings held during 2024 after his appointment to the Board.

Information Regarding Committees of the Board

Our Board has an Audit Committee, Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership information for each of these Board committees as of the date of this proxy statement:

Name	Audit		Compensation		Nominating and Corporate Governance
Matthew Patterson	X				X
Daniella Beckman	X	*	X
Erez Kalir
David Lubner	X
Sven (Bill) Ante Lundberg, M.D.			X	*
Fouad Namouni, M.D.					X
Joshua Resnick, M.D.			X		X	*

*	Committee Chairperson

Below is a description of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of the Board. Pursuant to our Bylaws, the Board may establish such other committees as may be permitted by law.

Audit Committee

The members of the Audit Committee are Daniella Beckman, David Lubner and Matthew Patterson. Ms. Beckman is the chair of the Audit Committee. Our Board has determined that each of these individuals meets the independence requirements of Rule 10A-3 under the Exchange Act, and the Nasdaq Listing Rules. Each member of our Audit Committee can read and understand fundamental financial statements in accordance with Nasdaq audit committee requirements. Our Board has also determined that Daniella Beckman qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the Nasdaq Listing Rules. In arriving at these determinations, the Board has examined each Audit Committee member’s scope of experience and the nature of their prior and/or current employment.

The functions of our Audit Committee include, among other things:

•	helping our Board oversee our corporate accounting and financial reporting processes;

•	managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•

discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•	establishing procedures for employees to submit concerns anonymously about questionable accounting or auditing matters;

•	reviewing policies on risk assessment and risk management, including with respect to cybersecurity;

•	reviewing and approving related person transactions;

•	approving or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm; and

•	reviewing and assessing on an annual basis the adequacy of the Audit Committee charter.

Compensation Committee

The members of the Compensation Committee are Daniella Beckman, Bill Lundberg, M.D., and Joshua Resnick, M.D. Dr. Lundberg is the chair of the Compensation Committee. Each of these individuals is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act. Our Board has determined that each of these individuals is “independent” as defined under the applicable listing standards of Nasdaq, including the standards specific to members of a Compensation Committee. The functions of this committee include, among other things:

•	reviewing, modifying and approving (or if it deems appropriate, making recommendations to the full Board regarding) our overall compensation strategy and policies;

•

reviewing, approving and making recommendations to the full Board regarding the compensation and other terms of employment of our Chief Executive Officer and reviewing and approving (or if it deems appropriate, making recommendations to the full Board regarding) the compensation and other terms of employment of our other executive officers and senior management;

•

reviewing and approving (or if it deems appropriate, making recommendations to the full Board regarding) performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;

•

evaluating and approving (or if it deems it appropriate, making recommendations to the full Board regarding) the equity incentive plans, compensation plans and similar programs advisable for us, as well as modifying, amending or terminating existing plans and programs;

•

reviewing risks associated with our compensation policies and practices and determining whether risks arising from our employee compensation policies and practices are reasonably likely to have a material adverse effect on us;

•	reviewing and making recommendations to the full Board regarding the type and amount of compensation to be paid or awarded to our non-employee board members;

•

reviewing and considering votes by our stockholders to approve executive compensation to the extent required by Section 14A of the Exchange Act and, if applicable, making recommendations to the Board regarding the frequency of advisory votes on executive compensation;

•	reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Nasdaq Listing Rules;

•	administering our equity incentive plans;

•	establishing policies with respect to equity compensation arrangements;

•	reviewing the competitiveness of our executive compensation programs and evaluating the effectiveness of our compensation policy and strategy in achieving expected benefits to us;

•

reviewing and approving the terms of any employment agreements, severance arrangements, change of control protections and any other compensatory arrangements for our executive officers and senior management;

•

reviewing with management our disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC, to the extent such caption is required to be included in any such report or proxy statement, and determine whether to recommend to the full Board that such disclosures be approved for inclusion in SEC filings;

•	preparing the report that the SEC requires in our annual proxy statement to the extent required; and

•	reviewing and assessing on an annual basis the adequacy of the Compensation Committee charter.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with our Chief Executive Officer, our Chief People Officer or our compensation consultant. The Compensation Committee meets regularly in executive session. In addition, various members of management and other employees as well as outside advisors or consultants are frequently invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all of our books, records, facilities and personnel. In addition, under its charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisors engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other advisor to the Compensation Committee, other than in-house legal counsel and certain other types of advisors, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the advisor’s independence; however, there is no requirement that any advisor be independent.

During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and Nasdaq referenced above, the Compensation Committee engaged Alpine Rewards, LLC, a compensation consultant (“Alpine Rewards”), as its compensation consultant. Our Compensation Committee identified Alpine Rewards based on Alpine Rewards’ general reputation in the industry. The Compensation Committee requested that Alpine Rewards (i) evaluate the efficacy of the Company’s existing compensation strategy and practices, including the design of the Company’s equity incentive plans, in supporting and reinforcing the Company’s long-term strategic goals and (ii) assist the Compensation Committee in refining the Company’s compensation strategy and in developing and implementing an executive and director compensation program to execute that strategy.

As part of its ongoing engagement, Alpine Rewards has assisted the Compensation Committee with developing and revising a comparative group of companies and performing analyses of competitive performance and compensation levels for that group. At the request of the Compensation Committee, Alpine Rewards reviewed and assessed our compensation practices and the cash and equity compensation levels of our executive officers, reviewed and assessed our annual cash performance bonus program, including the payout levels and caps, reviewed and assessed our equity compensation programs and conducted an equity burn rate and overhang analysis, and advised on regulatory developments impacting the Company’s compensation strategy. Alpine Rewards ultimately developed recommendations that were presented to the Compensation Committee for its consideration. Following an active dialogue with Alpine Rewards, the Compensation Committee approved the recommendations. In addition, Alpine Rewards advised the Compensation Committee on the stock option repricing for the Company’s employees, including the Company’s executive officers, that was implemented in February 2025.

Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees as appropriate. The Compensation Committee has delegated authority to our Chief Executive Officer to grant, without any further action required by the Compensation Committee, stock options and restricted stock units (“RSUs”) to employees who are not officers of the Company. The purpose of this delegation of authority is to enhance the flexibility of equity award administration within the Company and to facilitate the timely grant of options and RSUs to non-management employees, particularly new employees, within specified limits approved by the Compensation Committee. The Compensation Committee has also delegated authority to a subcommittee to extend the post-termination exercise period of equity grants within specified parameters. The purpose of this delegation of authority is to enhance flexibility in extending exercise periods for terminated employees in appropriate situations.

Historically, the Compensation Committee has reviewed and determined annual compensation for our executive officers other than our Chief Executive Officer during the last quarter of the year for any adjustments to annual base salaries and annual performance-based cash bonus target percentages for the subsequent year and during the first quarter of the year for performance-based cash bonuses for the prior year and the approval of awards of annual performance bonuses and equity awards, as well as approval of new annual performance objectives for the current year. The Compensation Committee has historically reviewed the compensation components of our Chief Executive Officer’s salary, including base salary, bonus, benefits, equity incentives and other perquisites, in the first quarter of the year and makes a recommendation to our Board regarding such components. Our Board then determines any adjustments or changes to our Chief Executive Officer.

In addition, at various meetings throughout the year the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires and other strategic compensation issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted by the Chief Executive Officer when determining the compensation of the other executive officers. In the case of the Chief Executive Officer, the Compensation Committee evaluates his performance, which influences any adjustments the Compensation Committee determines to recommend to our Board regarding his compensation as well as awards to be granted. As part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials that it deems appropriate, including financial reports and projections, tax and accounting information, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are Matthew Patterson, Fouad Namouni and Joshua Resnick, M.D. Dr. Resnick is the chair of the Nominating and Corporate Governance Committee. Our Board has determined that each of these individuals is “independent” as defined under the applicable listing standards of Nasdaq and SEC rules and regulations. The functions of this committee include, among other things:

•	identifying, reviewing, evaluating and recommending candidates to serve on our Board, consistent with the criteria approved by our Board;

•	evaluating performance on the Board and applicable committees of the Board, including directors, and determining whether continued service on our Board is appropriate;

•	evaluating nominations by stockholders of candidates for election to our Board, and to recommend to our Board appropriate action on any such proposal or recommendation;

•	considering and assessing the independence of members of our Board;

•	developing a set of corporate governance guidelines and principles and recommending to our Board any changes to such policies and principles;

•	reviewing and making recommendations to the Board with respect to executive officer succession planning;

•	reviewing and making recommendations to the Board to consider changes to our insider trading policy;

•	considering questions of possible conflicts of interest of directors; and

•	reviewing and assessing on an annual basis the Nominating and Corporate Governance Committee charter and the performance of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also considers other factors when considering potential candidates, including expertise relevant to the Company’s current and planned operations, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having commitment to support the long-term interests of the Company’s stockholders. The Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time as the Company’s needs change and evolve. Board diversity and inclusion is critical to the Company’s success.

Candidates for director nominees are also reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee may also consider diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company. As presently constituted, the Board represents a deliberate mix of members who have a deep understanding of the Company’s business, as well as members who have different skill sets and points of view on substantive matters pertaining to our business. Our nomination process and our Board’s approach to assessment and evaluation of our nominees support our commitment to diversity and inclusion.

The Nominating and Corporate Governance Committee appreciates the value of thoughtful changes to the Board’s membership and identifies and considers qualities, skills and other director attributes that might enhance the composition of the Board. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that could impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations, and other factors. The Nominating and Corporate Governance Committee then uses its network to compile a list of potential candidates, which may include recommendations from a professional search firm when deemed appropriate. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the needs of the Board. The Nominating and Corporate Governance Committee then meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board. all current directors and nominees for director were identified and nominated by members of the Board.

The Nominating and Corporate Governance Committee will consider director candidates rec ommende
d by stockholders. The N
omina
ting and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: Corporate Secretary at c/o Vor Biopharma Inc., 100 Cambridgepark Drive, Suite 101, Cambridge, Massachusetts 02140, at least 90 days, but not more than 120 days prior to the anniversary date of the mailing of our proxy statement for the preceding year’s Annual Meeting of Stockholders. Submissions must include the information required by our Bylaws, including the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information and a description of the proposed nominee’s qualifications as a director. Any submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.
Insider Trading Policy
We have adopted an Insider Trading and Window Period Policy (“Insider Trading Policy”) governing the purchase, sale, and/or other dispositions of the Company’s securities by directors, officers, employees and designated consultants that is designed to promote compliance with insider trading laws, rules and regulations, as well as procedures designed to further the foregoing purposes. A copy of our Insider Trading Policy is filed as an exhibit to our Annual Report on Form
10-K
for our fiscal year ended December 31, 2024. From time to time, the Company may engage in transactions in Company securities. It is the Company’s intent to comply with applicable laws and regulations relating to insider trading.
Policy Regarding Hedging of Our Common Stock
Our Insider Trading Policy prohibits employees, executive officers and directors from engaging in short sales, transactions in put options, call options or other derivative securities, hedging transactions or other inherently speculative transactions with respect to our stock at any time. In addition, our employees, executive officers, directors and designated consultants are prohibited from holding our securities in a margin account or otherwise pledging our securities as collateral for a loan.
Stockholder Communications with the Board
Our stockholders wishing to communicate with our Board or an individual director may send a written communication to the Board or such director c/o Vor Biopharma Inc., 100 Cambridgepark Dr., Suite 101, Cambridge, MA 02140, Attn: Corporate Secretary. Each communication must set forth:

•	the name and address of the stockholder on whose behalf the communication is sent; and

•	the number and class of our shares that are owned beneficially by such stockholder as of the date of the communication.
The corporate secretary will review each communication. The corporate secretary will forward such communication to the Board or to any individual director to whom the communication is addressed unless the communication contains advertisements or solicitations or is unduly hostile, threatening or similarly inappropriate, in which case the corporate secretary shall discard the communication.
Report of the Audit Committee of the Board
Our Audit Committee has reviewed our audited financial statements for the year ended December 31, 2024 and discussed them with our management and our independent registered public accounting firm, Ernst & Young LLP.

Our Audit Committee has also received from, and discussed with, Ernst & Young LLP various communications that Ernst & Young LLP is required to provide to our Audit Committee, including the matters required to be discussed by the applicable requirements of Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

PROPOSAL NO. 2 – APPROVAL OF AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED SHARES OF COMMON STOCK

General

The Board has approved an amendment to our Amended and Restated Certificate of Incorporation, as amended to date, to increase the number of authorized shares of common stock from 400,000,000 to 800,000,000 (the “Authorized Shares Amendment”). The Authorized Shares Amendment will not change the number of authorized shares of preferred stock, which currently consists of 10,000,000 shares of undesignated preferred stock.

Of the 400,000,000 shares of common stock that are currently authorized, as of March 24, 2025:

Shares of common stock issued and outstanding	124,851,547
Shares of common stock reserved for issuance upon the exercise of outstanding warrants that we issued in December 2024	69,839,075
Shares of common stock reserved for issuance upon the exercise of outstanding stock options	12,426,442
Shares of common stock reserved for issuance upon the vesting and settlement of outstanding restricted stock units	2,273,926
Shares of common stock reserved for issuance pursuant to our equity incentive plans, including our employee stock purchase plan	10,568,765

Total shares of issued and outstanding or reserved common stock	219,959,755

The additional shares of common stock authorized for issuance by the Authorized Shares Amendment would be a part of the existing class of common stock and, if and when issued, would have the same rights and privileges as the common stock presently issued and outstanding. The full text of the proposed Authorized Shares Amendment, which would be filed as a Certificate of Amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, is attached to this Proxy Statement as Appendix I. However, the text of the Authorized Shares Amendment is subject to revision as may be required by the Secretary of State of the State of Delaware or as the Board deems necessary and advisable to effect the Authorized Shares Amendment.

Provided our stockholders approve the Authorized Shares Amendment, the increased number of shares would be authorized for issuance, but such shares would remain unissued until such time as the Board approves a specific issuance of shares. Other than future issuances under our equity compensation plans and future issuances of our securities pursuant to the exercise of outstanding warrants, we currently have no plans or arrangements to issue the additional authorized shares of common stock resulting from the Authorized Shares Amendment.

If the proposed Authorized Shares Amendment is approved by our stockholders, it will become effective upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware. We plan to file such Certificate of Amendment as soon as practicable after the Annual Meeting. However, the Board reserves its right to elect not to proceed with and abandon the Authorized Shares Amendment if it determines, in its sole discretion at any time, that this proposal is no longer in the best interests of our stockholders.

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposed amendment, except to the extent of their ownership in shares of our common stock and securities convertible or exercisable for common stock.

Background and Purpose of the Authorized Shares Amendment

Our operations have consumed substantial amounts of cash since inception, and we expect to continue to incur significant expenses and operating losses for the foreseeable future. To date we have no products approved for commercialization and have not generated any revenue from product sales. Rather, we have financed our operations through other means, primarily the sale of our securities in equity financings. We expect to continue to incur significant expenses and operating losses over the next several years as we conduct clinical trials of our product candidates, initiate future clinical trials of our product candidates, advance our preclinical programs, seek marketing approval for any product candidates that successfully complete clinical trials and advance any of our other product candidates we may develop or otherwise acquire.

We will require additional capital to fund the research and development of our product candidates, to fund our manufacturing activities, to fund precommercial activities of our programs and for working capital and general corporate purposes. The ability to issue equity is fundamental to our growth strategy, including preparing for, initiating and conducting a Phase 3 clinical trial of trem-cel. In order to implement our growth strategy and advance the clinical development of trem-cel and any of our other product candidates, we may need to raise additional financing through the issuance of equity securities.

The Board is recommending the proposed increase in the authorized number of shares of common stock to provide us with appropriate flexibility to issue additional shares in the future on a timely basis if such need arises in connection with potential financings, business combinations or other corporate purposes. Approval of the Authorized Shares Amendment could enable us to take advantage of market conditions, the availability of more favorable financing, and opportunities for business combinations and other strategic transactions, without the potential delay and expense associated with convening a special stockholders’ meeting.

Our success also depends in part on our continued ability to attract, retain and motivate highly qualified management and key personnel, which is of particular concern in the competitive biopharmaceutical industry. Approval of the Authorized Shares Amendment would ensure that there is no lack of unissued and unreserved authorized shares of common stock to provide future equity incentive opportunities.

If our stockholders do not approve this proposal, we may not be able to access the capital markets, advance the development of our product candidates, complete corporate collaborations or partnerships, attract, retain and motivate employees and pursue other business opportunities integral to our growth and success.

Effect of the Authorized Shares Amendment

The additional common stock to be authorized by adoption of the Authorized Shares Amendment would have rights identical to our currently outstanding common stock. Adoption of the Authorized Shares Amendment would not affect the rights of the holders of currently outstanding common stock, except for effects incidental to increasing the number of shares of our common stock outstanding, such as dilution of the earnings per share, if any, book value per share and voting power and percentage interest of the current holders of common stock, in each case to the extent that any additional shares of common stock are ultimately issued out of the increase in authorized shares proposed in the Authorized Shares Amendment. The proposed increase in the number of authorized shares of common stock will not, by itself, have an immediate dilutive effect on our current stockholders. However, if the Authorized Shares Amendment is approved, unless otherwise required by applicable law or stock exchange rule, the Board will be able to issue the additional shares of common stock from time to time in its discretion without further action or authorization by the stockholders. We currently have no specific plans, arrangements or understandings to issue additional shares of common stock (excluding any shares of common stock issuable pursuant to outstanding warrants to purchase our common stock, outstanding stock options to purchase our common stock, and the vesting and settlement of outstanding restricted stock units). The newly authorized shares of common stock would be issuable for any proper corporate purpose, including capital raising transactions of equity or convertible debt securities, the establishment of collaborations or other strategic agreements, stock splits, stock dividends, issuance under current or future equity incentive plans, future acquisitions, investment opportunities or for other corporate purposes.

Potential Anti-Takeover Effect of the Authorized Shares Amendment

An increase in the number of authorized but unissued shares of common stock relative to the number of outstanding shares of common stock may also, under certain circumstances, be construed as having an anti-takeover effect. Although not designed or intended for such purposes, the effect of the Authorized Shares Amendment might be to render more difficult or to discourage a merger, tender offer, proxy contest or change in control of us and the removal of management, which stockholders might otherwise deem favorable. For example, the authority of the Board to issue common stock might be used to create voting impediments or to frustrate an attempt by another person or entity to effect a takeover or otherwise gain control of us because the issuance of additional common stock would dilute the voting power of the common stock then outstanding. Our common stock could also be issued to purchasers who would support the Board in opposing a takeover bid which our Board determines not to be in our best interests and those of our stockholders. In addition to the Authorized Shares Amendment, the Amended and Restated Certificate of Incorporation and our Bylaws also include other provisions that may have an anti-takeover effect. These provisions, among other things, permit the Board to issue preferred stock with rights senior to those of the common stock without any further vote or action by the stockholders, provide that special meetings of stockholders may only be called by the majority of our Board and certain of our officers and do not provide for cumulative voting rights, all of which could make it more difficult for stockholders to effect certain corporate actions and may delay or discourage a change in control. The Board is not presently aware of any attempt, or contemplated attempt, to acquire control of the Company, and the Authorized Shares Amendment is not part of any plan by the Board to recommend or implement a series of anti-takeover measures.

Vote Required

Approval of the Authorized Shares Amendment requires “FOR” votes from the holders of a majority of shares present by virtual attendance or represented by proxy at the meeting and entitled to vote on the matter. As noted above, we have been advised by NYSE that this proposal will be considered a “routine” matter and, as a result, we do not expect there to be broker non-votes in connection with this proposal. Abstentions will have the same effect as an “Against” vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK

PROPOSAL NO. 3 – RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has been our independent registered public accounting firm since 2020.

A representative of Ernst & Young LLP is expected to attend the virtual Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our stockholders.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that Ernst & Young LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in our best interests and the best interests of our stockholders.

The affirmative vote of the holders of a majority of the shares present by virtual attendance or represented by proxy and entitled to vote on the matter at the annual meeting will be required to ratify the selection of Ernst & Young LLP.

Independent Registered Public Accountants’ Fees

The following table summarizes the fees of Ernst & Young LLP billed us for each of the last two fiscal years.

	Year Ended December 31,
Category	2024	2023
Audit Fees (1)	$675,000	$612,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$675,000	$612,000

(1)

Audit fees consist of fees billed for professional services by Ernst & Young LLP for audit and quarterly review of our consolidated financial statements review of the registration statements on Form S-3 and S-8 for securities offerings, and related services that are normally provided in connection with statutory and regulatory filings or engagements. The aggregate fees included in the Audit Fees are those fees billed for the fiscal year.

All fees described above were pre-approved by the Audit Committee.

Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures for the pre-approval of audit and non-audit services for the purpose of maintaining the independence of our independent auditor. We may not engage our independent auditor to render any audit or non-audit service unless either the service is approved in advance by the Audit Committee, or the engagement to render the service is entered into pursuant to the Audit Committee’s pre-approval policies and procedures.

From time to time, our Audit Committee may pre-approve services that are expected to be provided to us by the independent auditor during the following 12 months. At the time such pre-approval is granted, the Audit Committee must identify the particular pre-approved services in a sufficient level of detail so that our management will not be called upon to make a judgment as to whether a proposed service fits within the pre-approved services, and at each regularly scheduled meeting of the Audit Committee following such approval, management or the independent auditor shall report to the Audit Committee regarding each service actually provided to us pursuant to such pre-approval.

The Audit Committee has delegated to its chairperson the authority to grant pre-approvals of audit or non-audit services to be provided by the independent auditor, provided, that such services are no more than $50,000 per calendar year. Any approval of services by the chairperson of the Audit Committee is reported to the committee at its next regularly scheduled meeting.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” PROPOSAL NO. 3 TO RATIFY THE SELECTION BY OUR AUDIT COMMITTEE OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires executive officers, directors and persons who beneficially own more than 10% of a company’s common stock to file initial reports of ownership and reports of changes in ownership with the SEC.

Based solely on our review of electronic filings with the SEC of such reports and written representations from our executive officers and directors that no Form 5 is required, we believe that our executive officers, directors and beneficial owners of more than ten percent of our common stock complied with all Section 16(a) filing requirements during the last fiscal year, except that the withholding of shares of common stock to satisfy tax withholding obligations in connection with the settlement of restricted stock units on August 1, 2024 and August 6, 2024 were inadvertently reported late by Amy Quinlan on September 4, 2024.

EXECUTIVE OFFICERS

Our executive officers as of the Record Date are as follows:

Name	Position
Robert Ang, M.B.B.S., M.B.A.	President, Chief Executive Officer and Director
Tirtha Chakraborty, Ph.D.	Chief Scientific Officer and Head of Technical Operations
Han Choi, M.D., LL.M.	Chief Financial Officer
Eyal C. Attar, M.D.	Chief Medical Officer

Biographical information for Mr. Ang is included above with the director biographies under the caption “Class III Directors Continuing in Office Until the 2027 Annual Meeting.”

Tirtha Chakraborty, Ph.D., age 52, has served as our Chief Scientific Officer since November 2020, as well as our Head of Technical Operations since January 2025, and previously served as our Vice President, Head of Research from September 2019 to November 2020. From October 2018 to September 2019, Dr. Chakraborty served as Vice President of Cell Therapy Research at Sana Biotechnology, Inc., a biotechnology company. Prior to that, Dr. Chakraborty served as an Executive Director and Head of Hematology at CRISPR Therapeutics AG, a biotechnology company, from 2015 to October 2018. From 2011 to 2015, Dr. Chakraborty was responsible for building the therapeutic mRNA platform at Moderna, Inc., a biotechnology company pioneering messenger RNA therapeutics and vaccines. Dr. Chakraborty received a Ph.D. from Tata Institute of Fundamental Research and completed his post-doctoral associateship at Harvard Medical School.

Han Choi, M.D., LL.M., age 54, has served as our Chief Financial Officer since September 2024. Dr. Choi was a Principal at Oracle Investment Management, Inc., a hedge fund that specializes in healthcare investments, from 2003 to September 2024. He was responsible for sourcing, negotiating and managing investments in the pharmaceutical and biotechnology sectors and provided strategic advice to portfolio companies on clinical, corporate development, and capital market strategies. Dr. Choi received his M.D. from the Mount Sinai School of Medicine and holds law degrees from Oxford University and Harvard Law School. Dr. Choi is a licensed physician in New York State and a member of the New York State Bar.

Eyal C. Attar, M.D., age 54, has served as our Chief Medical Officer since October 2022. From April 2019 to August 2022, Dr. Attar served as the Senior Vice President, Chief Medical Officer of Aprea Therapeutics, Inc., a public biopharmaceutical company focused on developing cancer therapeutics that target DNA damage response pathways. Prior to Aprea Therapeutics, Dr. Attar was the Senior Medical Director and IDH Hematology Medical Lead of Agios Pharmaceuticals, Inc., a public pharmaceutical company, from August 2016 to March 2019. Dr. Attar received his medical degree from the University of North Carolina School of Medicine and completed his residency in Internal Medicine at Brigham and Women’s Hospital and held fellowships in hematology and oncology in the Dana-Farber Partners Cancer Care Hematology/Oncology Fellowship Program.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our Common Stock, as of March 1, 2025, by:

•	each person known by us to beneficially own more than 5% of our Common Stock;

•	each of our directors;

•	each of our named executive officers; and

•	all of our executive officers and directors as a group.

The column entitled “Percentage of Shares Beneficially Owned” is based on a total of 124,849,134 shares of our Common Stock outstanding as of March 1, 2025.

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options, warrants, or other rights held by such person that are currently exercisable or will become exercisable within 60 days after March 1, 2025 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the address of all listed stockholders is 100 Cambridgepark Dr., Suite 101, Cambridge, Massachusetts 02140. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

Except as indicated by the footnotes below, we believe, based on information furnished to us, that each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Greater than 5% stockholders
Entities affiliated with RA Capital Healthcare Fund, L.P. (1)	39,709,850	31.8
Reprogrammed Interchange LLC (2)	38,974,101	31.2
Entities affiliated with FMR, LLC (3)	6,419,633	5.1
Entities affiliated with 5AM Ventures VI, L.P. (4)	6,361,723	5.1

Named Executive Officers and Directors
Robert Ang, M.B.B.S. (5)	2,236,120	1.8
Tirtha Chakraborty, Ph.D. (6)	580,457	*
Eyal Attar, M.D. (7)	336,125	*
Matthew Patterson (8)	105,007	*
Daniella Beckman (9)	105,007	*
Erez Kalir (10)	1,666	*
David Lubner (11)	105,007	*
Sven (Bill) Ante Lundberg, M.D. (12)	114,205	*
Fouad Namouni (13)	18,333	*
Joshua Resnick, M.D. (14)	63,811	*
All current executive officers and directors as a group (11 persons) (15)	3,678,862	2.9

*	Represents beneficial ownership of less than one 1%.

(1)

Consists of (i) 37,820,713 shares of Common Stock held by RA Capital Healthcare Fund, L.P. (“RA Healthcare”); (ii) 1,825,326 shares of Common Stock by RA Capital Nexus Fund, L.P. (“Nexus Fund”); and (iii) 63,811 shares of Common Stock held by Dr. Resnick issuable upon the exercise of outstanding options exercisable within 60 days of March 1, 2025. The number of securities beneficially owned does not include common stock warrants exercisable for up to 21,121,499 shares of common stock held by RA Healthcare. RA Healthcare is currently prohibited from exercising the common stock warrants by virtue of a beneficial ownership blocker in the warrants. RA Capital Healthcare Fund GP, LLC is the general partner of RA Healthcare and RA Capital Nexus Fund GP, LLC is the general partner of the Nexus Fund. The general partner of RA Capital Management, L.P. (“RA Capital”) is RA Capital Management GP, LLC, of which Dr. Peter Kolchinsky and Mr. Rajeev Shah are the controlling persons. RA Capital serves as investment adviser for the RA Healthcare and the Nexus Fund and may be deemed a beneficial owner, for purposes of Section 13(d) of the Exchange Act, of any securities of the Company held by the RA Healthcare or the Nexus Fund. RA Healthcare and the Nexus Fund have delegated to RA Capital the sole power to vote and the sole power to dispose of all securities held in RA Healthcare’s and the Nexus Fund’s portfolio, including the shares of the Company’s Common Stock. Because RA Healthcare and the Nexus Fund have divested themselves of voting and investment power over the reported securities they hold and may not revoke that delegation on less than 61 days’ notice, RA Healthcare and the Nexus Fund disclaim beneficial ownership of the securities they hold for purposes of Section 13(d) of the Exchange Act and therefore disclaim any obligation to report ownership of the reported securities under Section 13(d) of the Exchange Act. As managers of RA Capital, Dr. Kolchinsky and Mr. Shah may be deemed beneficial owners for purposes of Section 13(d) of the Exchange Act. RA Capital, Dr. Kolchinsky, and Mr. Shah disclaim beneficial ownership of the securities other than for the purpose of determining their obligations under Section 13(d) of the Exchange Act. The address of the entities listed above is 200 Berkeley Street, 18th Floor, Boston, Massachusetts 02116. For information regarding RA Capital Management, L.P. and its affiliates, we have relied on a Schedule 13D/A filed by RA Capital Management, L.P. with the SEC on December 30, 2024 and other information known to the Company.

(2)

Reprogrammed Interchange LLC and Reid Hoffman report shared voting power with respect to these shares. The number of shares beneficially owned does not include common stock warrants exercisable for up to 48,717,626 shares of common stock held by Reprogrammed Interchange LLC. Reprogrammed Interchange LLC is currently prohibited from exercising the common stock warrants by virtue of a beneficial ownership blocker in the warrants. The address of Reprogrammed Interchange LLC and Mr. Hoffman is 101 Mission Street, Suite 1000, San Francisco, California 94105. For information regarding Reprogrammed Interchange LLC and Mr. Hoffman, we have relied on a Schedule 13D filed by Reprogrammed Interchange LLC and Mr. Hoffman with the SEC on January 7, 2025 and other information known to the Company.

(3)

FMR LLC reports sole voting power with respect to 6,413,149 shares and sole dispositive power with respect to 6,419,633 shares. Abigail P. Johnson is a director, the chair, and the chief executive officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders of FMR LLC have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act of 1940 (the “Fidelity Funds”) advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The business address for each person and entity named in this footnote is 245 Summer Street, Boston, Massachusetts 02110. For information regarding FMR LLC, we have relied on a Schedule 13G/A filed by FMR LLC with the SEC on February 12, 2025.

(4)

Consists of (i) 4,595,089 shares of Common Stock held by 5AM Ventures VI, L.P.; and (ii) 1,766,634 shares of Common Stock held by 5AM Opportunities I, L.P. (collectively, the “5AM Holdings”). 5AM Partners VI, LLC is the general partner of 5AM Ventures VI, L.P. and may be deemed to have sole investment and voting power over the shares held by 5AM Ventures VI, L.P. Andrew Schwab and Kush Parmar are the managing members of 5AM Partners VI, LLC, and may be deemed to share voting and dispositive power over the shares held by 5AM Ventures VI, L.P. 5AM Opportunities I (GP), LLC is the general partner of 5AM Opportunities I, L.P. and may be deemed to have sole investment and voting power over the shares held by 5AM Opportunities I, L.P. Andrew Schwab and Kush Parmar are the managing members of 5AM Opportunities I (GP), LLC, and may be deemed to share voting and dispositive power over the shares held by 5AM Opportunities I, L.P. The address of the above persons and entities is 501 2nd Street, Suite 350, San Francisco, California 94107. For information regarding 5AM Ventures VI, L.P. and its affiliates, we have relied on a Schedule 13D filed by 5AM Ventures VI, L.P. with the SEC on February 14, 2024.

(5)	Consists of (i) 604,577 shares of Common Stock; and (ii) 1,631,543 shares of Common Stock issuable upon the exercise of outstanding options exercisable within 60 days of March 1, 2025.
(6)	Consists of (i) 83,102 shares of Common Stock; and (ii) 497,355 shares of Common Stock issuable upon the exercise of outstanding options exercisable within 60 days of March 1, 2025.
(7)	Includes 336,124 shares of Common Stock issuable upon the exercise of outstanding options exercisable within 60 days of March 1, 2025.
(8)	Consists of (i) 41,196 shares of Common Stock; and (ii) 63,811 shares of Common Stock issuable upon the exercise of outstanding options exercisable within 60 days of March 1, 2025.
(9)	Consists of 105,007 shares of Common Stock issuable upon the exercise of outstanding options exercisable within 60 days of March 1, 2025.
(10)	Consists of 1,666 shares of Common Stock issuable upon the exercise of outstanding options exercisable within 60 days of March 1, 2025.
(11)	Consists of 105,007 shares of Common Stock issuable upon the exercise of outstanding options exercisable within 60 days of March 1, 2025.
(12)	Consists of (i) 29,432 shares of Common Stock; and (ii) 84,773 shares of Common Stock issuable upon the exercise of outstanding options exercisable within 60 days of March 1, 2025.
(13)	Consists of 18,333 shares of Common Stock issuable upon the exercise of outstanding options exercisable within 60 days of March 1, 2025.
(14)

Consists of 63,811 shares of Common Stock issuable upon the exercise of outstanding options exercisable within 60 days of March 1, 2025. Under Dr. Resnick’s arrangement with RA Capital, Dr. Resnick holds the foregoing shares for the benefit of the RA Healthcare and the Nexus Fund. Dr. Resnick is obligated to turn over to RA Capital any net cash or stock received from the foregoing shares underlying such option, which will offset advisory fees owed by the RA Healthcare and account to RA Capital. Dr. Resnick therefore disclaims beneficial ownership of the foregoing shares of Common Stock underlying the outstanding options held by him.

(15)	Consists of (i) 758,307 shares of Common Stock; and (ii) 2,920,555 shares of Common Stock issuable upon the exercise of outstanding options exercisable within 60 days of March 1, 2025.

EXECUTIVE COMPENSATION

Our named executive officers for the year ended December 31, 2024 consist of:

•	Dr. Robert Ang, our principal executive officer, President and Chief Executive Officer;

•	Dr. Eyal Attar, our Chief Medical Officer; and

•	Dr. Tirtha Chakraborty, our Chief Scientific Officer.

Summary Compensation Table

The following table provides information regarding the compensation provided to our named executive officers for the years ended December 31, 2024 and 2023.

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($)		Total ($)
Robert Ang, M.B.B.S. (4)	2024	620,945	361,500	864,800	341,520	31,584	(5)	2,220,349
President and Chief Executive Officer	2023	605,800	714,563	1,032,575	316,531	21,575	(6)	2,691,044
Eyal Attar, M.D.	2024	487,100	150,625	230,000	195,303	12,757	(7)	1,075,785
Chief Medical Officer	2023	474,000	302,475	437,090	180,286	6,269	(8)	1,400,120
Tirtha Chakraborty, Ph.D.	2024	477,200	129,538	197,800	190,379	8,935	(9)	1,003,852
Chief Scientific Officer and Head of Technical Operations	2023	465,500	265,013	382,955	179,171	17,305	(10)	1,309,944

(1)

This column reflects the aggregate grant date fair value of the RSUs granted to our named executive officers measured pursuant to Financial Accounting Standard Board Accounting Standards Codification Topic 718 (“ASC 718”).

(2)

This column reflects the full grant date fair value of stock awards and option awards granted during the year measured pursuant to ASC 718, which is the basis for computing stock-based compensation in our financial statements. This calculation assumes that the named executive officer will perform the requisite service for the award to vest in full as required by SEC rules. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon vesting of the stock options, the exercise of the stock options or the sale of the Common Stock underlying such stock options. See Note 8 to our consolidated financial statements in our 2024 Annual Report.

(3)	The amounts disclosed represent performance bonuses earned in the applicable year listed in the row.
(4)	Dr. Ang is also a member of our Board but did not receive any additional compensation in his capacity as a director.
(5)

Consists of $23,169 in 401(k) Company matching contributions, $4,000 in health savings account contributions, $2,310 in aggregate for life insurance and disability insurance premiums paid by us on Dr. Ang’s behalf and $2,106 for commuting expenses.

(6)

Consists of $13,200 in 401(k) Company matching contributions, $4,000 in health savings account contributions, $2,310 in aggregate for life insurance and disability insurance premiums paid by us on Dr. Ang’s behalf and $2,065 for commuting expenses.

(7)

Consists of $8,403 in 401(k) Company matching contributions, $2,248 in aggregate for life insurance and disability insurance premiums paid by us on Dr. Attar’s behalf and $2,106 for commuting expenses.

(8)

Consists of $2,149 in 401(k) Company matching contributions, $2,054 in aggregate for life insurance and disability insurance premiums paid by us on Dr. Attar’s behalf and $2,065 for commuting expenses.

(9)

Consists of $4,790 in 401(k) Company matching contributions, $2,040 in aggregate for life insurance and disability insurance premiums paid by us on Dr. Chakraborty’s behalf and $2,106 for commuting expenses.

(10)

Consists of $13,200 in 401(k) Company matching contributions, $2,040 in aggregate for life insurance and disability insurance premiums paid by us on Dr. Chakraborty’s behalf and $2,065 for commuting expenses.

Narrative to the Summary Compensation Table

We review compensation annually for all employees, including our executive officers. In setting executive base salaries and bonuses and granting equity incentive awards, we consider compensation for comparable positions at peer companies in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders and a long-term commitment to our company. We do not target a specific competitive position or a specific mix of compensation among base salary, bonus or long-term incentives.

Our Board and Compensation Committee have historically determined our executive officers’ compensation, and our Compensation Committee has typically reviewed and discussed management’s proposed compensation with our Chief Executive Officer for all executives other than our Chief Executive Officer. Based on those discussions and its discretion, our Compensation Committee approved the compensation of our executives other than our Chief Executive Officer and our Board, upon recommendation from our Compensation Committee, then approved the compensation of our Chief Executive Officer.

Annual Base Salary

We have entered into offer letters with each of our named executive officers that establish annual base salaries, which are generally determined, approved and reviewed periodically by our Board or Compensation Committee in order to compensate our named executive officers for the satisfactory performance of duties to our Company. Annual base salaries are intended to provide a fixed component of compensation to our named executive officers, reflecting their skill sets, experience, roles and responsibilities. Base salaries for our named executive officers have generally been set at levels deemed necessary to attract and retain individuals with superior talent. See “—Offer Letters and Potential Payments Upon Termination or Change in Control.”

Non-Equity Incentive Plan Compensation

In accordance with the terms of their offer letters, our named executive officers are eligible to receive discretionary annual bonuses of up to a percentage of each officer’s gross base salary based on individual performance, company performance or as otherwise determined appropriate, as determined by our Board and our Compensation Committee. In 2024, our named executive officers were eligible to earn an annual target performance bonus of each executive’s 2024 base salary based on achievement of certain corporate objectives. Dr. Ang was eligible to earn 55% of his 2024 base salary and Drs. Attar and Chakraborty were each eligible to earn 40% of their 2024 base salaries. The Board determined that the percentage of attainment of the corporate objectives for 2024 was 100% overall, resulting in a performance bonus of 55% of base salary for Dr. Ang. The Board determined Dr. Attar’s bonus at approximately 40% of his base salary due to both corporate performance and Dr. Attar’s individual performance. The Board determined Dr. Chakraborty’s bonus amount at approximately 40% of his base salary due to both corporate performance and Dr. Chakraborty’s individual performance. The approved payout amounts for each named executive officer are reflected in the column of the Summary Compensation Table above entitled “Non-Equity Incentive Plan Compensation.”

Equity-Based Incentive Awards

Our equity-based incentive awards are designed to align our interests with those of our employees and consultants, including our executive officers. Our Board has historically been responsible for approving equity grants. Vesting of equity awards is generally tied to continuous service with us and serves as an additional retention measure. Our executives generally are awarded an initial new hire grant upon commencement of employment. We have also made true-up awards following certain financing events or promotions. Additional grants may occur periodically in order to specifically incentivize executives with respect to achieving certain corporate goals or to reward executives for exceptional performance. In 2024, we granted our executive officers equity in a mix of stock options and RSUs.

The following table provides information regarding the outstanding equity awards held by our named executive officers as of December 31, 2024. Certain of the option exercise prices in the table below have been adjusted subsequent to December 31, 2024 as described below in “—Stock Option Repricing.”

Outstanding Equity Awards at December 31, 2024

	Option Awards (1)						Stock Awards (1)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested (2) ($)
Robert Ang, M.B.B.S.	03/10/20	147,294	—		2.18	03/09/30	—		—
	08/21/20	652,086	—		1.90	08/20/30	—		—
	02/05/21	49,996	1,064	(3)	18.00	02/04/31	—		—
	02/01/22	266,333	109,667	(4)	8.63	01/31/32	—		—
	09/13/22	172,500	—		4.97	09/12/32	—		—
	02/06/23	118,020	139,480	(5)	5.55	02/05/33	—		—
	02/06/23	—	—		—	—	72,421	(6)	80,387
	01/29/24	97,916	372,084	(7)	2.41	01/28/34	—		—
	01/29/24	—	—		—	—	121,875	(8)	135,281
Eyal Attar, M.D.	10/11/22	197,166	166,834	(9)	3.77	10/10/32	—		—
	02/06/23	49,958	59,042	(5)	5.55	02/05/33	—		—
	02/06/23	—	—		—	—	30,657	(6)	34,029
	01/29/24	26,041	98,959	(7)	2.41	01/28/34	—		—
	01/29/24	—	—		—	—	50,782	(8)	56,368
Tirtha Chakraborty, Ph.D.	09/25/19	28,800	—		1.36	09/24/29	—		—
	03/10/20	24,410	—		2.18	03/09/30	—		—
	08/21/20	70,656	—		1.90	08/20/30	—		—
	11/18/20	121,323	—		6.53	11/17/30	—		—
	02/01/22	71,541	29,459	(4)	8.63	01/31/32	—		—
	09/01/22	76,000	—		5.31	08/31/32	—		—
	02/06/23	43,770	51,730	(5)	5.55	02/05/33			—
	02/06/23	—	—		—	—	26,860	(6)	29,815
	01/29/24	22,395	85,105	(7)	2.41	01/28/34	—		—
	01/29/24	—	—		—	—	43,672	(8)	48,476

(1)

All equity awards were granted under our 2015 Stock Incentive Plan, the terms of which are described below under the subsection titled “—Equity Incentive Plans—2015 Stock Incentive Plan,” and our 2021 Equity Incentive Plan, the terms of which are described below under the subsection titled “—Equity Incentive Plans—2021 Equity Incentive Plan.”

(2)

This column represents the fair market value of a share of our Common Stock of $1.11 as of December 31, 2024, which was the closing price of our Common Stock as reported on the Nasdaq Global Select Market on December 31, 2024, multiplied by the amount shown in the column “Stock Awards—Number of Shares or Units of Stock That Have Not Vested.”

(3)	The shares subject to the option vest in 48 equal monthly installments beginning on February 19, 2021 and subject to continuous service as of each such vesting date.
(4)	The shares subject to the option vest in 48 equal monthly installments beginning on February 1, 2022 and subject to continuous service as of each such vesting date.
(5)	The shares subject to the option vest in 48 equal monthly installments beginning on February 6, 2023 and subject to continuous service as of each such vesting date.
(6)	The RSUs vest in over four years in equal quarterly installments beginning February 6, 2023 and subject to continuous service as of each such vesting date.
(7)	The shares subject to the option vest in 48 equal monthly installments beginning on February 1, 2024 and subject to continuous service as of each such vesting date.
(8)	The RSUs vest in over four years in equal quarterly installments beginning February 1, 2024 and subject to continuous service as of each such vesting date.
(9)

91,000 of the shares subject to the option vested on October 11, 2023, and thereafter the remaining shares subject to the option vest in 36 equal monthly installments and subject to continuous service as of each such vesting date.

Stock Option Repricing

On February 3, 2025 (the “Effective Date”), our Board approved a stock option repricing whereby the exercise price of certain outstanding options to purchase shares of the our common stock under our 2015 Stock Incentive Plan (the “2015 Plan”), our 2021 Equity Incentive Plan (the “2021 Plan”) and our 2023 Inducement Plan (the “Inducement Plan”) was reduced to $1.34 per share (the “Reduced Exercise Price”), the closing price of our common stock on the Effective Date (the “Option Repricing”).

The Option Repricing applied to options to purchase shares of common stock that (i) were granted under the 2015 Plan, the 2021 Plan or the Inducement Plan (each, a “Plan”), (ii) as of the Effective Date, were held by continuing employees and (iii) had an exercise price per share greater than $1.34 (the “Repriced Options”); provided that holders of Repriced Options must remain in Continuous Service (as defined in 2021 Plan or Inducement Plan, as applicable) with the Company or while the optionholder is an Eligible Participant (as defined in the 2015 Plan), as applicable, for a designated retention period in order for the applicable Repriced Option to be exercisable for the Reduced Exercise Price pursuant to the Option Repricing. The retention period (the “Retention Period”) shall begin on the Effective Date and end on the earliest of (A) February 3, 2026, (B) a Change in Control during the holder’s Continuous Service (each as defined in the 2021 Plan or Inducement Plan, as applicable) with the Company or while the optionholder is an Eligible Participant (as defined in the 2015 Plan), as applicable, and (C) 30 days prior to the applicable Repriced Option’s original expiration date. If any such Repriced Option is exercised prior to the end of the Retention Period, the exercise price per share shall be the original exercise price per share, and not the Reduced Exercise Price. No other changes were made to the Repriced Options as a result of the Option Repricing, including with respect to the vesting schedules or expiration dates of or the number of shares underlying the Repriced Options.

The total number of shares underlying all Repriced Options is approximately 6.76 million shares. The Repriced Options previously had exercise prices ranging from $1.36 to $44.96 per share.

The Repriced Options include underwater options held by the Company’s named executive officers, including the Company’s principal executive officer, as set forth below:

Name and Position	Total Repriced Options	Weighted Average Exercise Price of Repriced Options	Exercise Price Range of Repriced Options
Robert Ang Chief Executive Officer	2,126,440	$4.301	$1.90 to $18.00
Eyal Attar Chief Medical Officer	598,000	$3.810	$2.41 to $5.55
Tirtha Chakraborty Chief Scientific Officer and Head of Technical Development	625,189	$4.931	$1.36 to $8.63

The Board approved the Option Repricing after multiple discussions, careful consideration of various alternatives and a review of other applicable factors upon the recommendation of the Compensation Committee of the Board and with the advice of the Board’s independent compensation consultant. The Board designed the repricing, with the original exercise price applicable during the Retention Period, to provide added incentive to retain and motivate the holders of the Repriced Options to continue to work in the best interests of the Company and its stockholders without incurring the stock dilution resulting from significant additional equity grants or significant additional cash expenditures resulting from additional cash compensation.

401(k) Plan

We maintain a defined contribution retirement plan that provides eligible U.S. employees, including our named executive officers, with an opportunity to save for retirement. The plan is intended to qualify as a tax-qualified 401(k) plan so that contributions to the 401(k) plan, and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan (except in the case of contributions under the 401(k) plan designated as Roth contributions). Our named executive officers are eligible to participate in the 401(k) plan on the same basis as our other employees and defer a portion of their compensation, within prescribed limits, on a pre-tax basis through payroll contributions to the 401(k) plan. For more information regarding our 401(k) plan see Note 12 to our consolidated financial statements in our 2024 Annual Report.

Health and Welfare Benefits; Perquisites

Our named executive officers are eligible to participate in our other benefit programs on the same basis as all employees of our Company. We generally do not provide perquisites or personal benefits except in limited circumstances.

Severance and Change in Control Benefits Plan

In January 2021, we adopted our Executive Severance and Change in Control Benefits Plan (the “Severance Plan”), for certain of our employees, including each of our executive officers. Under the terms of the Severance Plan, if the employment of any of our officers or vice presidents is terminated by us without cause or by the officer for good reason prior to or more than 12 months following a change in control, each as defined in the Severance Plan, and subject to the employee’s execution of a general release of potential claims against us and a non-competition agreement, we have agreed to continue to pay the employee’s then-current base salary for a period of 12 months, in the case of our C-level officers, and six months, in the case of our vice presidents, and to pay premiums for continuation of health coverage under COBRA for up to 12 months, in the case of our C-level officers, and up to six months, in the case of our vice presidents.

Alternatively, if a covered employee’s employment is terminated by us without cause or by the employee for good reason within one year following a change in control, and subject to the employee’s execution of a general release of potential claims against us and a non-competition agreement, we have agreed, in the case of our Chief Executive Officer, to pay a lump sum payment in an amount equal to 18 months of his then-current base salary, in the case of our other C-level officers, to pay a lump sum payment in an amount equal to 12 months of his or her then-current base salary and, in the case of our vice presidents, to pay a lump sum payment in an amount equal to six months of his or her then-current base salary; to pay premiums for continuation of health coverage under COBRA for up to 18 months, in the case of our Chief Executive Officer, up to 12 months, in the case of our other C-level officers, and up to six months, in the case of our vice presidents; to pay a lump sum payment in an amount equal to 150%, in the case of our Chief Executive Officer, 100%, in the case of our C-level officers, and 50%, in the case of our vice presidents, of the employee’s target annual bonus as then in effect; and to accelerate the vesting of any outstanding equity grants in full.

In addition, in the event any of the amounts provided for under the Severance Plan or otherwise would constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) and such payments would be subject to the excise tax imposed by Section 4999 of the Code, then such payments will either be (i) provided to the employee in full, or (ii) reduced to such lesser amount that would result in a smaller or no portion of such payments being subject to the excise tax, whichever amount, after taking into account all applicable taxes, including the excise tax, would result in the employee’s receipt, on an after-tax basis, of the greatest amount of such payments.

Offer Letters and Potential Payments Upon Termination or Change in Control

We are party to offer letters with each of our named executive officers. The agreements generally provide for at-will employment without any specific term and set forth the named executive officer’s initial base salary, eligibility for employee benefits and severance benefits upon a qualifying termination of employment or change in control of our Company. Each of our named executive officers has executed our standard confidentiality, intellectual property assignment and non-solicitation agreement. The key terms of the offer letters with our named executive officers, including potential payments upon termination or change in control, are described below.

Dr. Robert Ang

We entered into an offer letter with Dr. Ang in June 2019 in connection with his appointment as our President and Chief Executive Officer. The offer letter provided for a base salary of $395,000 per year, a one-time signing bonus of $76,000 and a target annual bonus equal to 40% of Dr. Ang’s annual base salary based on the achievement of goals established by our Board. Our Board has increased Dr. Ang’s annual base salary, including most recently in February 2025, to $632,000. Additionally, in February 2025 our Board of directors approved a target annual bonus of 55% of Dr. Ang’s annual salary. The offer letter further provided for the grant of stock options.

In addition to benefits pursuant to the Severance Plan, as described above, Dr. Ang is also entitled to severance benefits pursuant to his offer letter. Pursuant to his offer letter, if we terminate Dr. Ang’s employment without cause, or if Dr. Ang terminates his employment for good reason or due to death or disability, each as defined in Dr. Ang’s offer letter, he will be entitled to (i) cash severance equal to continued base salary payments commencing on Dr. Ang’s termination date until the first anniversary of such termination date (the “Ang Severance Period”), paid in equal monthly installments in accordance with our standard payroll policies and (ii) if he timely elects to continue health coverage through COBRA, direct payment of, or reimbursement for, COBRA premiums for Dr. Ang and his covered dependents for the Ang Severance Period or, if earlier, until Dr. Ang is eligible for healthcare coverage under another employer’s plan. These severance benefits are conditioned upon Dr. Ang’s resignation from all positions with us, execution of a release agreement, return of company property and compliance with his confidentiality, intellectual property assignment and non-solicitation agreement.

Notwithstanding the foregoing, in the event we undergo a change in control, as defined in Dr. Ang’s offer letter, Dr. Ang’s then-outstanding equity awards granted pursuant to the offer letter will vest in full, subject to Dr. Ang’s continued service through the date of such change in control.

Dr. Eyal Attar

We entered into an offer letter with Dr. Attar in October 2022 in connection with his hiring as our full-time Chief Medical Officer. The offer letter provided for a base salary of $465,000 per year and a target annual bonus equal to 40% of Dr. Attar’s annual base salary based on the achievement of goals established by our Board. Our Compensation Committee has increased Dr. Attar’s annual base salary, including most recently in January 2025, to $500,000. The offer letter further provided for the grant of stock options. Dr. Attar is also eligible to receive benefits pursuant to the Severance Plan.

Dr. Tirtha Chakraborty

We entered into an offer letter with Dr. Chakraborty in August 2019 in connection with his hiring as our Vice President of Research. The offer letter provided for a base salary of $285,000 per year and a target annual bonus equal to 30% of Dr. Chakraborty’s annual base salary based on the achievement of goals established by our Board. Our Compensation Committee has increased Dr. Chakraborty’s annual base salary, including most recently in January 2025, to $480,000, and increased his target annual bonus to 40% in 2021. In addition, under the offer letter Dr. Chakraborty received a one-time signing bonus equal to $30,000, with an additional payment to cover all taxes resulting from the payment of the signing bonus. The offer letter further provided for the grant of stock options. Dr. Chakraborty is also eligible to receive benefits pursuant to the Severance Plan. In February 2025, Dr. Chakraborty received a new title of Chief Scientific Officer and Head of Technical Development.

Equity Incentive Plans

2021 Equity Incentive Plan

Our Board adopted and our stockholders approved our 2021 Plan in February 2021. The 2021 Plan, which is the successor to our 2015 Plan, is described below.

Our 2021 Plan provides for the grant of stock options qualifying as incentive stock options (“ISOs”), nonstatutory stock options (“NSOs”), restricted stock awards, RSU awards, stock appreciation rights, performance stock awards and other forms of stock compensation to our employees, consultants and directors. Our employees, officers, directors, consultants, and advisors are eligible to receive awards under the 2021 Plan; however, incentive stock options may only be granted to our employees. As of March 15, 2025, there were options to purchase 8,791,035 shares of our Common Stock outstanding under the 2021 Plan, at a weighted average exercise price of $3.98 per share, and 200 options to purchase shares of our Common Stock have been exercised. As of March 15, 2025, we have granted 4,956,790 RSUs under the 2021 Plan.

As of March 15, 2025, the number of shares of our Common Stock reserved for issuance under our 2021 Plan is the sum of (i) 15,774,381 and (ii) the number of shares of our Common Stock subject to outstanding awards under our 2015 Plan that expire or are forfeited, canceled, withheld to satisfy tax withholding or to purchase or exercise an award, repurchased by us or are otherwise terminated. The number of shares of our Common Stock reserved for issuance under our 2021 Plan automatically increases on January 1 of each year, for a period of ten years, from January 1, 2025 continuing through January 1, 2035, by 5% of the total number of shares of our Common Stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares as may be determined by our Board. The maximum number of shares that may be issued pursuant to the exercise of ISOs under the 2021 Plan is 63,021,741.

In 2024, our named executive officers received certain options and restricted stock unit awards under the 2021 Plan, as described above under the heading “Equity-Based Incentive Awards.”

2015 Stock Incentive Plan

The 2015 Plan was adopted by our Board and approved by our stockholders in December 2015. The 2015 Plan provided for the grant of ISOs, NSOs, restricted stock awards, restricted stock units, stock appreciation rights and other stock-based awards.

Since the effective date of the 2021 Plan, no additional awards have been granted under the 2015 Plan, which was terminated on that date, but any awards that were outstanding at that time remain outstanding, subject to the terms of the 2015 Plan and the applicable award agreements, until such outstanding options are exercised or until any such options terminate or expire by their terms. As of March 15, 2025, there were 2,244,121 shares of Common Stock issuable upon the exercise of stock options outstanding under the 2015 Plan at a weighted-average exercise price of $2.39 per share, and options to purchase 1,635,100 shares of our Common Stock had been exercised, including 573,128 restricted shares of Common Stock that were issued related to early exercise of unvested options.

2021 Employee Stock Purchase Plan

Our Board adopted and our stockholders approved our 2021 Employee Stock Purchase Plan (the “ESPP”) in February 2021. The purpose of the ESPP is to secure the services of new employees, to retain the services of existing employees and to provide incentives for such individuals to exert maximum efforts toward our success. The ESPP includes two components. One component is designed to allow eligible U.S. employees to purchase Common Stock in a manner that may qualify for favorable tax treatment under Section 423 of the Code. In addition, purchase rights may be granted under a component that does not qualify for such favorable tax treatment when necessary or appropriate to permit participation by eligible employees who are foreign nationals or employed outside of the United States while complying with applicable foreign laws. The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code.

The ESPP provides participating employees with the opportunity to purchase up to an aggregate of 1,968,620 shares of our Common Stock. The number of shares of our Common Stock reserved for issuance automatically increases on January 1 of each calendar year, from January 1, 2022 through January 1, 2031, by the lesser of (i) 1% of the total number of shares of our Common Stock outstanding on December 31 of the preceding calendar year, and (ii) 1,800,000 shares; provided, that prior to the date of any such increase, our Board may determine that such increase will be less than the amount set forth in clauses (i) and (ii). If purchase rights granted under the ESPP terminate without having been exercised, the shares of our Common Stock not purchased under such purchase rights will again become available for issuance under the ESPP.

As of March 15, 2025, we have sold 344,789 shares under our ESPP.

2023 Inducement Plan

Our Board adopted 2023 Inducement Plan (the “2023 Inducement Plan”) in August 2023. The 2023 Inducement Plan provides for the grant of non-statutory stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, performance awards and other forms of stock-based compensation to eligible individuals. In accordance with Nasdaq Marketplace Rule 5635(c)(4), awards under the 2023 Inducement Plan may only be made to individuals not previously employees or directors of the Company (or following such individuals’ bona fide period of non-employment with the Company), as an inducement material to the individuals’ entry into employment with the Company. Awards granted under the 2023 Inducement Plan must be approved by either a majority of the Company’s independent directors or by the Compensation Committee.

As of March 15, 2025, there were options to purchase 585,875 shares of our Common Stock outstanding under the 2023 Inducement Plan, at a weighted average exercise price of $1.13 per share, and we have granted 278,813 RSUs under the 2023 Inducement Plan. As of March 15, 2025, there remained 2,656,462 shares of Common Stock available for future issuance under the 2023 Inducement Plan.

Clawbacks

As a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, the CEO and Chief Financial Officer may be legally required to reimburse our Company for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of section 304 of the Sarbanes-Oxley Act of 2002, as amended. Additionally, we have implemented a Dodd-Frank Act-compliant clawback policy, as required by SEC rules.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

From time to time, the Company grants stock options and RSUs to its employees, including the named executive officers. Historically, the Company has granted new-hire option awards on or soon after a new hire’s employment start date and annual refresh employee option and RSU grants in the first quarter of each fiscal year, which refresh grants are typically approved at the regularly scheduled meeting of the Compensation Committee and the Board occurring in such quarter. Also, non-employee directors receive automatic grants of initial and annual stock option awards, at the time of a director’s initial appointment or election to the Board and at the time of each annual meeting of the Company’s stockholders, respectively, pursuant to the Non-Employee Director Compensation Policy, as further described under the heading, “Director Compensation—Director Compensation Policy” below. The Company does not otherwise maintain any written policies on the timing of awards of stock options, stock appreciation rights, or similar instruments with option-like features. The Compensation Committee and the Board consider whether there is any material nonpublic information (“MNPI”) about the Company when determining the timing of stock option grants and does not seek to time the award of stock options in relation to the Company’s public disclosure of MNPI. The Company has not timed the release of MNPI for the purpose of affecting the value of executive compensation.

DIRECTOR COMPENSATION

2024 Director Compensation Table

The following table sets forth information regarding the compensation earned for service on our Board in 2024 by our non-employee directors, including the outstanding equity awards held by our non-employee directors as of December 31, 2024. Dr. Ang, our President and Chief Executive Officer, is also a member of our Board but did not receive any additional compensation for service as a director.

Name	Fees Earned or Paid in Cash ($)	Option Awards($) (1)(2)	Total ($)
Matthew Patterson	81,500	34,800	116,300
Daniella Beckman	60,000	34,800	94,800
David Lubner	47,500	34,800	82,300
Sven (Bill) Ante Lundberg, M.D.	50,000	34,800	84,800
Fouad Namouni, M.D. (3)	29,495	111,000	140,495
Joshua Resnick, M.D.	53,000	34,800	87,800

(1)

This column reflects the full grant date fair value of options granted during the year measured pursuant to ASC 718, which is the basis for computing stock-based compensation in our financial statements. See Note 8 to our consolidated financial statements in our Annual Report for information concerning certain of the specific assumptions we used in valuing options.

(2)	The table below shows the aggregate number of equity awards outstanding for each of our directors who is not a named executive officer, as of December 31, 2024.

Name	Number of Outstanding Options
Matthew Patterson	93,811
Daniella Beckman	135,007
David Lubner	135,007
Sven (Bill) Ante Lundberg, M.D.	114,773
Fouad Namouni, M.D.	90,000
Joshua Resnick, M.D.	93,811

(3)	Dr. Namouni joined our Board in May 2024.

Director Compensation Policy

Pursuant to the amended non-employee director compensation policy that our Board approved on April 12, 2023, each such non-employee director will receive the following compensation for service on our Board:

•	an annual cash retainer of $40,000;

•	an additional annual cash retainer for service as Chairperson of the Board of $30,000;

•

an additional annual cash retainer of $7,500, $5,000 and $4,000 for service as a member of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee, respectively;

•

an additional annual cash retainer of $15,000, $10,000 and $8,000 for service as chair of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee, respectively;

•

an initial option grant to purchase 60,000 shares of our Common Stock on the date of each such non-employee director’s appointment to our Board, with the shares vesting in 36 equal monthly installments, subject to continued service as a director through the vesting date; and

•

an annual option grant to purchase 30,000 shares of our Common Stock on the date of each of our annual stockholder meetings, with the shares vesting on the earlier of the first anniversary of the date of grant or the next annual stockholders meeting, subject to continued service as a director though the applicable vesting date.

We also will continue to reimburse our non-employee directors for reasonable travel and other expenses incurred in connection with attending our Board and committee meetings. We do not pay any compensation to our President and Chief Executive Officer in connection with his service on our Board. The compensation that we pay to our President and Chief Executive Officer is discussed earlier in the “Executive Compensation” section.

Each of the option grants described above will be granted under our 2021 Plan, the terms of which are described in more detail above under the section titled “Executive Compensation—Equity Incentive Plans—2021 Equity Incentive Plan.” Each option awarded to directors under the non-employee director compensation policy will be subject to accelerated vesting upon a “change in control” (as defined in the 2021 Plan). The term of each option will be ten years, subject to earlier termination as provided in the 2021 Plan.

EQUITY COMPENSATION PLAN INFORMATION AT DECEMBER 31, 2024

The following table contains information about our equity compensation plans as of December 31, 2024. As of December 31, 2024, we had three equity compensation plans. See “Executive Compensation—Equity Incentive Plans” for a description of the material terms of each of our equity compensation plans.

Name	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a) (1)	Weighted- average exercise price of outstanding options, warrants and rights (b) (2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	8,630,310	$4.85	3,017,555
Equity compensation plans not approved by security holders (3)	1,488,257	$8.32	2,645,757
Total	10,118,567	$5.36	5,663,312

(1)	Includes shares issuable upon exercise of outstanding options and shares issuable upon settlement of outstanding restricted stock units (“RSUs”).
(2)	The weighted average exercise price is calculated based solely on outstanding stock options, and does not take into account stock underlying RSUs, which have no exercise price.
(3)

Represents (i) shares issuable under our 2023 Inducement Plan and (ii) an aggregate of 658,117 shares issuable upon exercise of stock options granted outside of any equity incentive plan. We granted an option to purchase shares of our Common Stock to an advisor outside of any equity compensation plan approved by our stockholders, but subject to the terms and conditions of the 2015 Plan. The stock option award to purchase 294,117 shares of our Common Stock had an exercise price of $28.29 per share, which was four times greater than the fair market value of our Common Stock on the date of grant, as determined contemporaneously by our Board, and is fully vested as of December 31, 2024. In addition, we granted an option to purchase shares of our Common Stock to Eyal C. Attar, our Chief Medical Officer, outside of any equity compensation plan approved by our stockholders, but subject to the terms and conditions of the 2021 Plan. The stock option award to purchase 364,000 shares of our Common Stock had an exercise price of $3.77 per share, which was the closing price of our Common Stock on the grant date, and is scheduled to vest over four years, with 25% of the shares having vested on October 11, 2023, and the remainder vesting in equal monthly installments thereafter through October 11, 2026, subject to such Dr. Attar’s continued service with us through the applicable vesting dates.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of transactions since January 1, 2023 to which we have been a participant in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than 5% of our voting stock, or any members of their immediate family, had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements which are described under “Executive Compensation.”

Director Affiliations

Some of our directors are affiliated with entities which beneficially own or owned 5% or more of our Common Stock, as indicated in the table below:

Director	Principal Stockholder
Joshua Resnick, M.D.	RA Capital Healthcare Fund, L.P. and its affiliates
Erez Kalir	Reprogrammed Interchange LLC

Mr. Kalir was appointed to our Board in January 2025 in connection with the December 2024 private placement described below. Mr. Kalir serves as Reid Hoffman’s designee on our Board.

Participation in Private Placement

In December 2024, we entered into a securities purchase agreement with purchasers, including RA Capital Healthcare Fund, L.P., pursuant to which we issued and sold an aggregate of 55,871,260 shares of common stock and accompanying warrants to purchase an aggregate of 69,839,075 shares of common stock at a combined price of $0.99425 per share and accompanying warrants. RA Capital Healthcare Fund, L.P. purchased 16,897,159 shares of common stock and accompanying warrants to purchase 21,121,449 shares of common stock, for aggregate gross proceeds of $16.8 million before deducting offering expenses payable by us. We also entered into a registration rights agreement with the purchasers. RA Capital Healthcare Fund, L.P. and its affiliates hold more than 5% of our voting stock. Joshua Resnick, M.D., a member of our Board, is a managing director at RA Capital Management, an affiliate of RA Capital Healthcare Fund, L.P.

Investors’ Rights Agreement

We are a party to an amended and restated investors’ rights agreement, dated as of June 30, 2020, with holders of our previously-outstanding preferred stock, including certain of our 5% stockholders and their affiliates and entities affiliated with certain of our officers and directors. This agreement provides these holders the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing.

Indemnification Agreements

Our Amended and Restated Certificate of Incorporation contains provisions limiting the liability of directors, and our Bylaws provide that we will indemnify each of our directors to the fullest extent permitted under Delaware law. Our Amended and Restated Certificate of Incorporation and Bylaws also provide our Board with discretion to indemnify our officers and employees when determined appropriate by the Board.

In addition, we have entered into indemnification agreements with each of our directors and executive officers. For more information regarding these agreements, see “Executive Compensation—Limitations on Liability and Indemnification Matters.”

Related Person Transaction Policy

We have adopted a related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction will be a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director will not be covered by this policy. A related person will be any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our Audit Committee, or, if Audit Committee approval would be inappropriate, to another independent body of our Board, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our Code of Conduct, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, our Audit Committee, or other independent body of our Board, will take into account the relevant available facts and circumstances including:

•	the risks, costs and benefits to us;

•	the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our Audit Committee, or other independent body of our Board, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our Audit Committee, or other independent body of our Board, determines in the good faith exercise of its discretion.

Some of the transactions described in this section were entered into prior to the adoption of this policy. Although we have not had a written policy for the review and approval of transactions with related persons, our Board has historically reviewed and approved any transaction where a director or officer had a financial interest, including the transactions described above. Prior to approving such a transaction, the material facts as to a director’s or officer’s relationship or interest in the agreement or transaction were disclosed to our Board. Our Board took this information into account when evaluating the transaction and in determining whether such transaction was fair to us and in the best interest of all our stockholders.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and banks, brokers and other nominee record holders to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or notify us by sending a written request to: Vor Biopharma Inc., 100 Cambridgepark Drive, Suite 101, Cambridge, Massachusetts 02140, Attn: Investor Relations, telephone: 617-655-6580. You will be removed from the householding program, after which you will receive an individual copy of the proxy materials promptly.

Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

Our Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Robert Ang
President and Chief Executive Officer

     , 2025

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 is available free of charge at the SEC’s web site at www.sec.gov. Stockholders can also access this proxy statement and our Annual Report on Form 10-K at the investors section of our website at www.vorbio.com. A copy of our Annual Report on Form 10-K for the year ended December 31, 2024 is available without charge upon written request to: Corporate Secretary, Vor Biopharma Inc., 100 Cambridgepark Drive, Suite 101, Cambridge, Massachusetts 02140.

Appendix 1: Certificate of Amendment to Amended and Restated Certificate of Incorporation

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

VOR BIOPHARMA INC.

(Pursuant to Section 242 of the General Corporation Law of the State of Delaware)

Vor Biopharma Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”), does hereby certify as follows.

1.	The name of this corporation is Vor Biopharma Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on December 30, 2015.

2.

This Certificate of Amendment of Amended and Restated Certificate of Incorporation was duly adopted by the board of directors and the stockholders of the Corporation in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

3.	That Part A of Article IV of the Amended and Restated Certificate of Incorporation is hereby amended and restated to read as follows:

“A. The Company is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of all classes of capital stock which the Company shall have authority to issue is 810,000,000 shares, 800,000,000 shares of which shall be Common Stock (the “Common Stock”), each share having a par value of $0.0001, and 10,000,000 shares of which shall be Preferred Stock (the “Preferred Stock”), each share having a par value of $0.0001.”

* * * *

IN WITNESS WHEREOF, this Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Corporation has been executed this     day of    , 202 .

By:
Name:
Title:

A-1

VOR BIOPHARMA INC. 100 CAMBRIDGEPARK DRIVE SUITE 101 CAMBRIDGE, MA 02140
SCAN TO
VIEW MATERIALS & VOTE
VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 21, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting - Go to www.virtualshareholdermeeting.com/VOR2025
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 21, 2025. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V67329-P25322 KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY
VOR BIOPHARMA INC. For All Withhold For All All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the number(s) of the following:
1. To elect each of the two Class I director nominees, each to serve until the 2028 annual meeting of stockholders and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal.
Nominees:
01) Matthew Patterson 02) Daniella Beckman
The Board of Directors recommends you vote FOR the following proposals: For Against Abstain
2. To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended to date, to increase the number of authorized shares of common stock from 400,000,000 to 800,000,000.
3. To ratify the selection by the audit committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2025.
Note: Such other business as may properly come before the meeting or any adjournment thereof.
NOTE: Please sign as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at
www.proxyvote.com.
V67330-P25322
VOR BIOPHARMA INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VOR BIOPHARMA INC. IN CONNECTION WITH THE
ANNUAL MEETING OF STOCKHOLDERS May 22, 2025 12:00 P.M. Eastern Time
The stockholder(s) hereby appoint(s) Robert Ang and Han Choi, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorize(s) them to represent and vote, as provided on the other side, all the shares of Vor Biopharma Inc.’s Common Stock which the stockholder(s) is/are entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of Vor Biopharma Inc. to be held at 12:00 P.M. Eastern Time on May 22, 2025, virtually at www.virtualshareholdermeeting.com/VOR2025, or any adjournment thereof, with all powers which the stockholder(s) would possess if present at the meeting.
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.
(Continued and to be marked, dated and signed on the other side)